Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Bart Sanford (“Employee”) and Inogen, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee has been employed at-will by the Company pursuant to the terms and conditions of initial offer letter and agreements completed on his first day of employment on September 17, 2018 (the “Employment Agreement”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company dated August 17, 2018 (the “Confidentiality Agreement”);

WHEREAS, Employee previously was granted awards of some or all of stock options, restricted stock, restricted stock units, performance restricted stock, and performance stock units in each case, that are outstanding as of the date hereof (each, an “Equity Award”) subject to the terms and conditions of the applicable Company equity plan under which the Equity Award was granted and an award agreement memorializing the Equity Award (the plan and award agreement together, the “Stock Agreements”);

WHEREAS, the Parties have determined that Employee’s employment with the Company will end no later than March 1, 2023 (Employee’s actual last day of employment, whether March 1, 2023, or earlier, is referred to herein as the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration. The Parties acknowledge and agree that the following consideration exceeds, is in lieu of, and fully replaces any severance under Section 8 of the Employment Agreement:

a.
Transition Opportunity. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and subject to Section 3 below, Employee will have the opportunity to continue employment with the Company on a transitional basis from the Effective Date until, at the latest, March 1, 2023 (such period, the “Transition Period” and such opportunity, the “Transition Opportunity”). During the Transition Period, Employee will provide transitional assistance to the Company, including by assisting the Company as set out below (the “Transition Duties”). During the Transition Period, Employee will report to Nabil Shabshab and perform his Transition Duties at the direction of Nabil Shabshab. During the Transition Period, Employee shall continue to receive Employee’s base salary as in effect immediately prior to the Effective Date hereof at the rate of $380,000 per year, less all applicable withholdings (the “Base Salary”). If Employee’s employment with the Company ends prior to the Separation Date, then the Company shall immediately terminate the Transition Period salary payments.

i. Transition Duties/Employment Prior to Separation Date. Prior to the Separation Date, Employee will dedicate himself to the successful transition of his duties in his position as appropriate and provide access and training to those taking on these duties in the future. Employee will demonstrate a consistently constructive approach to the work, transition activities of the team, and interactions with his colleagues. He will not disparage the organization, other Company employees or any other related external parties. He will complete work tasks as directed to cover these responsibilities. Transition activities should include, but are not limited to:

•
Complete a transition plan by February 13, 2023
•
Be available on call for consultation until March 1, 2023

b.
Severance Benefits. If and only if (x) Employee executes this Agreement and the Supplemental Release attached hereto as Exhibit A, (y) both agreements become effective and irrevocable, and (z) Employee fulfills all of the terms and conditions of this Agreement and the Supplemental Release, including, without limitation, complying with the covenants contained herein and complies with the Confidentiality Agreement, then, following the Separation Date, and subject to Section 2 below, Employee will be entitled to the following (collectively, the “Severance Benefits”):

i.
Continuation of Payment. The Company agrees to pay the Base Salary for twelve (12) months (the “Severance Term”) (26 pay periods at the gross amount of $14,615.38 each), less all applicable taxes and payable in accordance with the Company’s regular payroll practices, it being agreed that each installment of Base Salary payable hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code;

ii.
COBRA Reimbursement. The Company shall pay the premium payments for COBRA coverage in an amount equal to the Company-paid portion for such benefits as of immediately prior to the Separation Date for a period of up to the first eighteen (18) full calendar months following the Separation Date, provided Employee timely elects and pays the employee’s portion for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the Company-paid portion of the monthly COBRA premium to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this paragraph.

c.
General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee further acknowledges and agrees that Employee’s separation from the Company does not entitle Employee to any severance or other post-employment benefits beyond the consideration set forth herein (including, without limitation, any such severance or post-employment benefits described in the Employment Agreement). Employee acknowledges that the Employment Agreement is fully replaced by and superseded by this Agreement, and therefore Employee waives any rights to severance or other post-employment benefits under the Employment Agreement.

2.
Supplemental Release. Following the Separation Date, in exchange for Employee’s execution and non-revocation of a Supplemental Release Agreement in the form attached hereto as Exhibit A (the

“Supplemental Release”), Employee will receive the severance benefits set forth in Section 1.b above. (provided, however, that the Company may modify the Supplemental Release pursuant to or otherwise as may be required by applicable law). The Parties agree that changes to the Supplemental Release, whether material or immaterial, do not restart the running of any consideration period specified in the Supplemental Release.
3.
Resignation. Effective as of the Separation Date, Employee hereby resigns from all positions and offices currently held as an officer or employee, and if applicable, a director of the Company and all of its subsidiaries. Employee acknowledges that his resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Employee also agrees to execute any necessary documents or other forms necessary to effectuate or document his resignation as a matter of local, state, federal, or international law. Effective as of the Separation Date, Employee further understands and agrees that he will no longer serve in any positions with the Company or any subsidiary or affiliate of the Company, and hereby resigns from any and all such positions effective as of the end of the Transition Period.
4.
At-Will Employment. Employee acknowledges that unless terminated sooner, Employee’s employment with the Company will terminate on March 1, 2023. Employee acknowledges and agrees that nothing in this Agreement is intended to alter the at-will nature of Employee’s employment with the Company. Accordingly, Employee’s employment with the Company may be terminated at any time, with or without Cause or for any or no reason, at Employee’s option or at the option of the Company, with or without notice, whether on or before March 1, 2023.
5.
Benefits; Equity Awards. Employee’s health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in Equity Awards, and the accrual of bonuses and paid time off, will cease as of the Separation Date. Employee acknowledges that as of the Separation Date, (a) the then-unvested portion of the Equity Awards will cease vesting and be immediately forfeited pursuant to the Stock Agreements and (b) the then-vested, outstanding, and exercisable stock options that are Equity Awards shall remain exercisable for a limited period of time in accordance with the applicable Stock Agreements.
6.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee understands and acknowledges that, separate from this Agreement and the Supplemental Release Agreement, Employee will be paid his 2022 annual bonus from the Company in an amount determined by the Company’s Board of Directors or applicable committee of the Board of Directors, and that other than such bonus payment, and the consideration set forth in section 1 of this Agreement (that is contingent on this Agreement and the Supplemental Release), Employee is not and will not be entitled to any severance payments or benefits (or any other payments, compensation, or benefits, including, without limitation, any bonus payments) from the Company.
7.
Release of Claims. Employee agrees that the consideration hereof represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company, the decision to terminate that relationship, and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; and the National Labor Relations Act; the Texas Payday Act; the Texas Workers’ Compensation Act; and Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act);

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Further, notwithstanding any of the foregoing, nothing in this Agreement releases any rights or claims Employee may have under the Age Discrimination in Employment

Act, or the Older Workers Benefit Protection Act, but such claims will be released pursuant to the execution and non-revocation of the Supplemental Release.

8.
Unknown Claims. Employee acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

9.
Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.
10.
Trade Secrets and Confidential Information/Company Property; Insider Trading Policy. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, including but not limited to the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee agrees to return, as of a date determined by the CEO, all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company. Employee acknowledges and agrees to comply, at all times, with the terms of the Company’s insider trading policy.

Employee agrees and acknowledges that failure to abide with the covenants in the Confidentiality Agreement and this Agreement would be a basis for the Company to terminate Employee’s employment with the Company prior to the anticipated Separation Date and would result in the Company not being obligated to pay or provide the severance benefits set forth in Section 1.b.

11.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement or the Supplemental Release (unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver under the ADEA in the Supplemental Release) or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to Section 1.b of this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.
12.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
13.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement and the Supplemental Release.
14.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement or the Supplemental Release. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
15.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
16.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful; (iii) disclosing or discussing the terms, wages, and working conditions of Employee’s employment as protected by applicable law. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

18. Section 409A. It is intended that this Agreement and the Supplemental Release comply with, or be exempt from, Internal Revenue Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

19.
No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
20.
Severability. In the event that any provision or any portion of any provision of this Agreement, the Supplemental Release, or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement and the Supplemental Release shall continue in full force and effect without said provision or portion of provision.
21.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the ADEA waiver in the Supplemental Release, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Supplemental Release, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
22.
Entire Agreement. This Agreement, together with the Supplemental Release, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and the Supplemental Release and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Supplemental Release and Employee’s relationship with the Company (including, for example, the Employment Agreement), but with the exception of the Confidentiality Agreement and the Stock Agreements.
23.
No Oral Modification. This Agreement and the Supplemental Release may only be amended in a writing signed by Employee and the person signing on behalf of the Company below (or such other representative of the Company specifically authorized to agree to modifications of this Agreement).
24.
Governing Law. This Agreement and the Supplemental Release shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Texas.
25.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee and received by the Company on or before February 10, 2023. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”). In the event Employee signs this Agreement and returns it to the Company prior to the deadline set forth above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.
26.
Counterparts. This Agreement and the Supplemental Release may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[The remainder of this page is intentionally left blank; signature page follows]

27.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)
Employee has read this Agreement;
(b)
Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;
(c)
Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)
Employee is fully aware of the legal and binding effect of this Agreement; and
(e)
Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Bart Sanford, an individual
Dated:	2/9/2023	/s/ Bart Sanford

Inogen, Inc.
Dated:	2/10/2023	By:	/s/ Jennifer Yi Boyer
Jennifer Yi Boyer
Chief Human Resources Officer

Exhibit A

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (“Supplemental Release”) is made by and between Bart Sanford (“Employee”) and Inogen, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

1.
Consideration; Acknowledgment of Receipt of All Compensation. In consideration for the severance payments and benefits in Section 1.b of the Transition Agreement and Release to which this Supplemental Release was attached as an exhibit (the “Transition Agreement”), Employee hereby extends Employee’s release and waiver of claims in Section 7 of the Transition Agreement to any claims that may have arisen between the date Employee signed the Transition Agreement and the date Employee signs this Supplemental Release (including, without limitation, any claims under Texas law and the laws of any other state or jurisdiction as well as any claims under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act, in each case arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Supplemental Release. Employee agrees that Employee will not file any legal action asserting any such claims released herein. Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Employee acknowledges and represents that, other than the consideration set forth in Section 1.b of the Transition Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.
2.
Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Supplemental Release. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has twenty-one (21) days within which to consider this Supplemental Release; (c) Employee has seven (7) days following Employee’s execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release or the Transition Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly, freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Employee acknowledges and understands that any revocation of this Supplemental Release must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Supplemental Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
3.
Incorporation of Terms of Transition Agreement. The Parties further acknowledge that the terms of the Transition Agreement shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.
4.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
5.
Return of Property. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company (whether physical, electronic, or otherwise), including but not limited to any computer, laptop, tablet, mobile phone, or other device; remote access device; security badge or other access device or mechanism; hard drive, thumb drive, or other storage device; garage pass; or any other hardware, software, or other item of Company property, as well as all passwords to any software or other programs or data that Employee used in performing services for the Company; and Employee further certifies that Employee has searched all of Employee’s physical and electronic property for such property and information and that Employee has not retained, and has returned to the Company, any such property or information (including any electronic or archival copies that may be incidentally retained).
6.
No Cooperation. Subject to the Protected Activity Not Prohibited section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
7.
Nondisparagement. Subject to the Protected Activity Not Prohibited section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its reasonable good faith efforts to provide only the Employee’s last position and dates of employment.
8.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THE TRANSITION AGREEMENT OR THIS SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. § 1, ET SEQ.) (THE “FAA”), AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN COLLIN COUNTY, TEXAS, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS “ARBITRATION” SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE TEXAS CODE OF CIVIL PROCEDURE. THE

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PARTIES AGREE that the arbitrator shall issue a written decision on the merits and shall apply substantive texas law. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS “ARBITRATION” SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THE TRANSITION AGREEMENT, THIS SUPPLEMENTAL RELEASE, AND THE AGREEMENTS INCORPORATED THEREIN AND HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
9.
Protected Activity Not Prohibited. Employee understands that nothing in this Supplemental Release shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Supplemental Release. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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10.
Supplemental Release Effective Date. Employee understands that this Supplemental Release shall be null and void (i) if executed by Employee before the Separation Date (as defined in the Transition Agreement), (ii) if executed by Employee before the Transition Agreement becomes effective, or (iii) if not executed by Employee within twenty-one (21) days following the Separation Date (as defined in the Transition Agreement). This Supplemental Release will become effective on the eighth (8th) day after Employee signed this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Supplemental Effective Date”). The Company will provide Employee with the consideration provided by Section 1.b of the Transition Agreement in accordance with the terms of that agreement.
11.
No Admission of Liability. Employee understands and acknowledges that this Supplemental Release constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company, either previously or in connection with this Supplemental Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
12.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Supplemental Release. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Supplemental Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
13.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against any of the Releasees. Employee acknowledges that:
(a)
Employee has read this Supplemental Release;
(b)
Employee (i) has until twenty-one (21) days from Separation Date (as defined in the Transition Agreement) to sign this Supplemental Release, and (ii) Employee cannot sign this Supplemental Release before the Separation Date (as defined in the Transition Agreement);
(c)
Employee has a right to consult with an attorney regarding this Supplemental Release, and has been represented in the preparation, negotiation, and execution of this Supplemental Release by an attorney of Employee’s own choice or has elected not to retain an attorney;
(d)
Employee understands the terms and consequences of this Supplemental Release and of the releases it contains;
(e)
Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release or in the Transition Agreement; and
(f)
Employee is fully aware of the legal and binding effect of this Supplemental Release.

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IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

Bart Sanford, an individual
Dated:

Inogen, Inc.
Dated:	By:
Jennifer Yi Boyer
Chief Human Resources Officer

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